Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 20, 2006, accompanying the consolidated financial statements of Paradigm Geotechnology B.V. and subsidiaries contained in the Amendment No. 3 of the Registration Statement on Form S-1 and Prospectus of Paradigm Ltd. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption "Experts."

We have issued our report dated October 24, 2006, accompanying the financial statement of Paradigm Ltd. contained in the Amendment No. 3 of the Registration Statement on Form S-1 and Prospectus of Paradigm Ltd. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption "Experts."

We have issued our report dated November 20, 2006, accompanying the consolidated financial statements of Earth Decision Sciences S.A. and subsidiaries contained in the Amendment No. 3 of the Registration Statement on Form S-1 and Prospectus of Paradigm Ltd. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Houston, Texas
November 26, 2006